SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2002

SMARTDISK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27257	65-0733580

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3506 Mercantile Avenue, Naples, Florida 34104

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (239) 436-2500

SMARTDISK CORPORATION

FORM 8-K

CURRENT REPORT

Item 5. Other Events

         On September 27, 2002, SmartDisk Corporation (the “Company”) received a Staff Determination notice from the NASDAQ Listing Qualifications Department indicating that the Company does not currently comply with the minimum $1.00 per share requirement as set forth in Marketplace Rule 4450(a)(5) or the minimum $5.0 million market value of publicly held shares as set forth in Marketplace Rule 4450(a)(2). The Company requested a hearing to appeal the NASDAQ staff determination to delist the Company’s common stock from the NASDAQ National Market. The appeal and related hearing will stay the delisting of the Company’s common stock until a determination is made by the NASDAQ Listing Qualifications Panel. The hearing is scheduled for Thursday, October 31, 2002.

Item 7. Exhibits

         99.1     Press Release dated October 3, 2002

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2002	SMARTDISK CORPORATION

	By:	/s/ Peter J. Quinn

Peter J. Quinn Chief Financial Officer

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Index to Exhibits

99.1	Press Release dated October 3, 2002